I N V E S T O R P R E S E N T A T I O N S P R I N G 2 0 2 5 G I V E L I G H T A N D T H E P E O P L E W I L L F I N D T H E I R O W N W A Y THE E.W. SCRIPPS COMPANY

S A F E H A R B O R D I S C L O S U R E This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “anticipate,” “intend,” “expect,” “estimate,” “could,” “should,” “outlook,” “guidance,” and similar references to future periods. Examples of forward-looking statements include, among others, statements the company makes regarding expected operating results and future financial condition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of the industry and the economy, the company’s plans and strategies, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstance that are difficult to predict and many of which are outside of the company’s control. The company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: change in advertising demand, fragmentation of audiences, loss of affiliation agreements, loss of distribution revenue, increase in programming costs, changes in law and regulation, the company’s ability to identify and consummate strategic transactions, the controlled ownership structure of the company, and the company’s ability to manage its outstanding debt obligations. A detailed discussion of such risks and uncertainties is included in the company’s Form 10-K, on file with the SEC, in the section titled “Risk Factors.” Any forward-looking statement made in this document is based only on currently available information and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise. This document also contains certain non-GAAP (generally accepted accounting principles) financial measures, in particular “adjusted EBITDA,” that are provided as supplements to assist management and the public in their analysis and valuation of the company. These metrics are not formulated in accordance with GAAP, are not meant to replace GAAP financial measures, and may differ from other companies’ uses or formulations. A reconciliation of non-GAAP financial measures to GAAP measures reported in our financial statements is included in the appendix. 2

QUARTERLY HIGHLIGHTS 3

Highlights from our March 12 earnings call: • Executed a transaction support agreement with the majority of our 2026 and 2028 term loan holders to push out our nearest- term maturity while also extending a portion of our 2028 term loan • Entered into commitment letters with accounts receivable securitization providers for a new A/R securitization facility • Paid off the $330 million outstanding on revolving credit facility due to strong cash flow; entered into commitment letter to extend a portion of revolving credit facility through July 2027 • Achieved 2024 year-end net leverage of 4.8x, nearly a full turn below the 2023 level of 5.7x • Completed the sale of San Diego broadcast transmission tower sites for $20 million and reached an agreement on the sale of West Palm Beach station building for $40 million SCRIPPS BROUGHT IN RECORD Q4 REVENUE AND ANNOUNCED AGREEMENT TO REFINANCE ITS NEAREST-TERM MATURITIES 4 A reporter at KSHB in Kansas City interviews a voter ahead of the 2024 presidential election.

Other financial highlights: • Received a record $343 million in Local Media division presidential- election year political revenue, reinforcing the value of local broadcast brands for campaigns and candidates in tightly contested swing states • Tightly controlled costs in the Scripps Networks division, resulting in a 6.3% decrease in fourth-quarter expenses YOY, even with a non-recurring charge that impacted the margin by several percentage points • Completed new multi-year affiliation agreements with NBC and CBS • Executed cost savings in Scripps Networks that will result in a 400-600 basis-point improvement in the division’s margin for 2025 and beyond • Signed a new multi-year agreement to broadcast the WNBA championship team Las Vegas Aces. This is Scripps Sports’ fifth full- season partnership with a major-league team or conference at the local level. It also has multi-season agreements to broadcast the WNBA (now in year 3) and the National Women’s Soccer League on ION (now in year 2). THE COMPANY ACHIEVED YEAR-END NET LEVERAGE OF 4.8X, NEARLY A FULL TURN BELOW YEAR-END 2023 5 On March 13, Scripps announced it had signed the championship WNBA team Las Vegas Aces to a multi-year, full-season broadcast partnership.

LOOKING AHEAD, WE SEE OPPORTUNITY IN A NEW DEREGULATORY LANDSCAPE 6 “We are pleased to be announcing a significant round of debt refinancing. Our highest priority remains reducing our total amount of debt and improving the company’s leverage with a focus that is already yielding significant results. Our record political advertising revenue and strategic expense management helped drive down our leverage significantly, to 4.8x, at year- end 2024. That is nearly a full turn below year-end 2023 levels. “We also continue to make strong progress toward improving our financial performance. Company leaders and I are determined to continue this work as we move through 2025. We are on track, as we laid out in November, to increase the Scripps Networks division margin by at least 400-600 basis points this year. Further, enterprise-wide, we are executing a transformation plan to improve operating performance as we best position Scripps to create new value. “Industrywide, we anticipate changes to the local broadcast regulatory environment under the new leadership at the Federal Communications Commission. We’re pleased with the signals that the commission will revisit outdated ownership rules that have constrained economic growth and jeopardized broadcasters’ ability to serve their audiences and local communities. We will lean into any opportunity to improve the operating performance of the company, deepen our connection to the communities we serve and unlock shareholder value.”Scripps President and CEO Adam Symson --Adam Symson, March 12, 2025

THE REGULATORY ENVIRONMENT IS EXPERIENCING A DRAMATIC SHIFT FOR LOCAL BROADCASTERS 7

SCRIPPS’ GROWTH DRIVERS

POLITICAL, RETRANS, SPORTS AND AUDIENCE REACH CONTINUE TO DRIVE OUR BUSINESS FORWARD 9 Record Political Advertising Revenue Robust Distribution Revenue Meaningful Upside From Securing Sports Rights Diversified Distribution For an Evolving Consumer Largest U.S. Broadcaster By Household Reach Capital Allocation Policy Focused on Debt Reduction Significant Progress Toward Leverage Reduction Scripps’ spectrum reaches 72% of U.S. households Largest Holder of U.S. Broadcast Spectrum

OUR POLITICAL ADVERTISING REVENUE REACHED ANOTHER RECORD LEVEL IN 2024

Scripps Political Revenue (Local Media)



$ in millions
$101
$140
$267
$199
$343
2016A
2018A
2020A
2022A
2024A

INDUSTRY

- Heightened polarization continues to drive political advertising spend
- Broadcast TV continues to capture the lion's share (AdImpact)
- Key ballot issues have driven higher spend in purple states
- Overall spend expected to continue to increase after record 2024

SCRIPPS

- 2024 political revenue was **$343 million, +28%** vs. prior record (2020)
- Growth in political revenue driven by:
  - Presidential race
  - Competitive U.S. Senate races, especially Montana, Nevada, Ohio and Arizona
  - Coverage in several states with key issues on November ballots

10

$31 $764 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A 2021A 2022A 2023A 2024A ROBUST RETRANSMISSION REVENUE PROVIDES STRONG VISIBILITY AND GROWTH 11 Scripps Distribution Revenue Network Affiliate Renewals $ in millions MVPD Renewal Schedule 2025 – 2026 2025: ~25% of pay TV households up for renewal 2026: ~70% of pay TV households up for renewal 2024 2025 2026 11 stations √ 6 stations √ 4 stations 3 stations 18 stations

SECURING SPORTS RIGHTS HAS GIVEN US MEANINGFUL CONTRIBUTIONS TO UPFRONT AD SALES; LOCAL CORE

National Reach

The WNBA: Scripps' Friday Night Spotlight on ION **expanded the league's audience by 30%** and doubled Scripps' revenue from the 2023 to 2024 seasons.

The National Women's Soccer League: Scripps holds more than 50 games with its Saturday Night franchise on ION, making us the most visible partner in the league.

Local Reach

The National Hockey League's Florida Panthers: In October, Scripps began a multi-year agreement to locally broadcast preseason, regular season and round one postseason games for the reigning Stanley Cup Champions.

The National Hockey League's Vegas Golden Knights: Began season 1 with Scripps Sports in October 2023 and saw **80% viewership increase year over year.**

The National Hockey League's Utah Hockey Club: Viewership and ratings **soared by more than 600%** for the team as the Arizona Coyotes. Scripps retained its contract after the team's move to Salt Lake City.

The WNBA's Las Vegas Aces: In Spring 2025, signed the two-time champions to a multi-year, full-season broadcast agreement starting with the 2025 season.

The Big Sky Conference: Set to generate significant revenue again in 2026 amid the anticipated competitive election cycle for its five TV stations in Montana.

National sports rights helped Scripps Networks drive 2024 upfront sales, leading to 75% sellout of upfront inventory.

Local sports rights support Local Media core advertising.

12

WE PROVIDE DIVERSIFIED DISTRIBUTION TO MEET CHANGING CONSUMER TV VIEWING HABITS 13 YouTubeTV     Samsung TV Plus        Vizio WatchFree+        Amazon Prime Video        Roku Channel        Xumo        Tubi        FuboTV        TCL        Sling        Pluto      PLUS Total networks CTV revenue was up 16% in Q4 2024, and we have guided to up about 30% for the first quarter of 2025.

SCRIPPS IS THE LARGEST BROADCASTER BY U.S. TV HOUSEHOLD REACH 14 36.3% 38.0% 22.9% 25.6% 23.7% 19.0% 21.4% 23.0% 20.6% 71.1% 62.4% 44.9% 39.3% 38.6% 38.1% 37.4% 36.3% 36.2% U.S. Households % (w UHF Discount) U.S. Households Gross Reach % Local Media Group Scripps Networks 60+ Local TV Stations 42 Markets Eight National Networks 48 ION stations Scripps’ Local Media and ION stations and its national networks reach nearly every U.S. TV household over the air and on pay or connected TV. 72%

OUR LOCAL MEDIA AND ION STATIONS GIVE US THE NATION’S LARGEST BROADCAST SPECTRUM HOLDINGS Scripps’ station signals reach 72% of U.S. television households. This powerful broadcast spectrum reaches 74 million American homes. Our local and ION stations’ spectrum equals nearly 1.6 billion megahertz per population. We are constantly evaluating the highest and best use of our spectrum. Among our considerations are selling stations; monetizing spectrum further with content or through ATSC 3.0 datacasting; and possibly participating if there were to be an auction and pricing were right. 15 Satellite receiving dishes on the rooftop of Scripps’ KMGH/Denver7.

DEBT AND LEVERAGE UPDATE

WE HAVE PRIORITIZED USING CASH FLOW FOR CONTINUED DEBT REDUCTION

TV Peers Discretionary Capital Allocation Since the ION Acquisition [1]



Debt Paydown (2)
M&A
All Other Uses (3)
$1,447
$492
$203
$887
$968
99%
1%
28%
1%
71%
25%
0%
74%
20%
4%
76%
20%
76%
4%
Paydown % of Dec. 31, 2020 Debt
38% (4)
14%
5% (5)
11%
14% (6)
SCRIPPS
TEGNA
SINCLAIR
Nexstar
gray
$ in millions

(1) Represents cumulative discretionary spending as of 4Q'24
(2) Debt paydown net of scheduled debt repayments and refinancings
(3) Discretionary use of capital for stock repurchases and dividends
(4) 12/31/2020 debt balance pro forma for $800 million Term Loan issued to finance the acquisition of ION on 1/7/2021
(5) Sinclair debt excludes Diamond Sports Group debt
(6) 12/31/2020 debt balance pro forma for $1.5 billion Term Loan and $1.3 billion of Senior Notes issued to finance the acquisition of Meredith on 12/1/2021

Scripps Financial Policy

Leverage	• Capital allocation priority is to de-lever via excess cash flow • Long-term target: Low to mid ~3.0x range
Liquidity	• $278 million revolver accessible through 2026, $208 million through July 2027 • Maintain average cash balance of $15-$20 million
Distributions	• Preferred equity terms prohibit stock repurchases or common stock dividends while outstanding • Credit agreement prohibits preferred dividends through 2026

17

WE HAVE MADE SIGNIFICANT PROGRESS TOWARD LEVERAGE REDUCTION

Total Debt



$ in millions
$2,987
$2,944
$2,940
$2,822
$2,643
Q4'23A
Q1'24A
Q2'24A
Q3'24A
Q4'24A

Net Leverage



5.7x
5.8x
6.0x
5.1x
4.8x
Q4'23A
Q1'24A
Q2'24A
Q3'24A
Q4'24A

Commentary

- Significant cash flow generation driven by strong political and continued optimization of expenses enabled Scripps to repay $330 million of debt.
- Year-end leverage declined nearly a full turn from year-end 2023.
- Specific steps taken include:
  - ✓ PIK of Berkshire Hathaway preferred (~$48 million/year)
  - ✓ Cost savings from reorganization program ($40 million/year)
  - ✓ Run-rate savings from reduction in Scripps News (~$35 million/year)
  - ✓ $70 million of real estate sales recently closed or under LOI

18

19 UPDATE ON OUR REFINANCING $ in millions Existing Maturity Profile Pro Forma Maturity Profile Term Loan B-2 Term Loan B-3A/R Facility Commit.Revolver Commit. Bonds $585 $721 $543 $523 $426 $392 2025 2026 2027 2028 2029 2030 2031 $70 $208 $450 $536 $343 $523 $426 $392 2025 2026 2027 2028 2029 2030 2031

APPENDIX: GAAP RECONCILIATION 20

In addition to results prepared in accordance with GAAP, the company discusses adjusted EBITDA, a non-GAAP performance measure that management and the company’s Board of Directors uses to evaluate the performance of the business. We also believe that the non-GAAP measure provides useful information to investors by allowing them to view our business through the eyes of management and is a measure that is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies. Adjusted EBITDA is calculated as income (loss) from continuing operations, net of tax, plus income tax expense (benefit), interest expense, losses (gains) on extinguishment of debt, defined benefit pension plan expense (income), share-based compensation costs, depreciation, amortization of intangible assets, impairment of goodwill, loss (gain) on business and asset disposals, acquisition and integration costs, restructuring charges and certain other miscellaneous items. We consider adjusted EBITDA to be an indicator of our operating performance. A reconciliation of the adjusted EBITDA measure to the comparable financial measure in accordance with GAAP is as follows: 21 NON-GAAP INFORMATION